Exhibit 10.1

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this the 9th Day of March 2012, by and between Mighty Mekong Agro Industries Co., Ltd. (hereinafter referred to as "Tenant"), and Sara Ramany of House #28E0, Pastor Street, Poohm 3, Sangkat Psa-Thmey 3, Kang Doan Penh, Phnom Penh, Kingdom of Cambodia (hereinafter referred to as "Landlord").

ARTICLE I - GRANT OF LEASE

Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by the Tenant, does hereby lease to the Tenant and the Tenant does hereby lease and take from the Landlord the property described in Exhibit "A" attached hereto and by reference made a part hereof (the "Leased Premises"), together with, as part of the parcel, all improvements located thereon.

ARTICLE II - LEASE TERM

Section l.

Total Term of Lease.  The term of this Lease shall begin on the commencement date, as defined in Section 2 of this Article II, and shall terminate on the fifth anniversary. The term may be extended by mutual consent for such period of time and on such terms as may be agreed upon.

Section 2.

Commencement Date. The "Commencement Date" shall mean the date on which the Tenant shall commence to conduct business on the Leased Premised, after such time that the Tenants "technical team" has completed a site visit of the property.

ARTICLE III - DETERMINATION OF RENT

The Tenant agrees to pay the Landlord and the Landlord agrees to accept, during the term hereof, at such place as the Landlord shall from time to time direct by notice to the Tenant, rent at the following rates and times:

Section 1.

Annual Rent:  Annual rent for the term of the Lease shall be US$10,000, with the first year’s annual rent payment due upon the Commencement Date.

Section 2.

Security Deposit: The Tenant shall provide the Landlord with a security deposit of $20,000, with $10,000 paid upon commencement of the Lease and $10,000 to be paid within 2 months of the commencement of the Lease.

ARTICLE IV - SALE

During term of this agreement if the Landlord receives a bonafide purchase offer for the property from a 3rd Party Purchaser, the Landlord will extend the “right of first refusal” to the Tenant who will have the option to meet that purchase offer. If the Tenant opts not to purchase the property, and the Landlord sells the property, the 3rd Party Purchaser must meet and fulfill all the terms and conditions contained in this Lease Agreement, for its full and complete term.

ARTICLE V - TAXES

Property Taxes.  The Landlord shall be liable for all taxes levied against any property and trade fixtures owned or placed by the Landlord in the Leased Premises to the extent as it exists when the demised premises are handed over by the Landlord to the Tenant. Any additional taxes that may be imposed on the Landlord on account of any improvements in the structure carried out by the Tenant shall be borne by the Tenant.

ARTICLE VI - USE OF PROPERTY BY TENANT

The Leased Premises may be occupied and used by Tenant exclusively as a Stevia propagation and cultivation facility.

Nothing herein shall give Tenant the right to use the property for any other purpose or to sublease, assign, or license the use of the property to any sub lessee, assignee, or licensee, which or who shall use the property for any other use.

ARTICLE VII - SIGNAGE

Tenant shall have the right, at its sole risk and expense and in conformity with applicable laws and ordinances, to erect and thereafter, to repair or replace, if it shall so elect signs on any portion of the Leased Premises, providing that Tenant shall remove any such signs upon termination of this lease, and repair all damage occasioned thereby to the Leased Premises.

ARTICLE VIII - DEFAULT

Section 1.

LANDLORD'S Remedies. In the event that:

a.  Tenant shall be in default in the payment of rent or other charges herein required to be paid by Tenant (default herein being defined as payment received by Landlord sixty or more days subsequent to the due date), on consecutive months; or

b.  Tenant has caused a lien, mortgage or charges to be filed/created against the Landlord's property and said lien is not removed within thirty (30) days of recordation thereof; or

c.  Tenant shall default in the observance or performance of any of the covenants and agreements required to be performed and observed by Tenant hereunder for a period of thirty (30) days after notice to Tenant in writing of such default (or if such default shall reasonably take more than thirty (30) days to cure, Tenant shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion);

then Landlord shall be entitled to its election (unless Tenant shall cure such default prior to such election), to exercise concurrently or successively, any one or more of the following rights:

I.  Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or

II. Terminate this Lease as provided herein and recover from Tenant all damages Landlord may incur by reason of Tenant's default,

ARTICLE IX – MISSELLANEOUS

Section 1.

Notices.  All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed. If intended for Landlord the same will be mailed to the address herein above set forth or such other address as Landlord may hereafter designate by notice to Tenant, and if intended for Tenant, the same shall be mailed to Tenant at the address herein above set forth, or such other address or addresses as Tenant may hereafter designate by notice to Landlord.

Section 2.

Invalidity of Particular Provision.  If any term or provision of this Lease or the application hereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 3.

Captions and Definitions of Parties.  The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word "Landlord" and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as Landlord or the mortgagee in possession at any time, of the land and building comprising the Leased Premises. If there is more than one Landlord, the covenants of Landlord shall be the joint and several obligations of each of them, and if Landlord is a partnership, the covenants of Landlord shall be the joint and several obligations of each of the partners and the obligations of the firm. Any pronoun shall be read in the singular or plural and in such gender as the context may require.

Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of a joint venture between the parties hereto, it being understood and agreed that neither any provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

Section 4.

Entire Agreement.  This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

Section 5.

Governing Law. All or any disputes arising out of or in connection with this Agreement shall be governed by the laws of the Kingdom of Cambodia

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written or have caused this Lease to be executed by their respective officers thereunto duly authorized.

Signed, sealed and delivered in the presence of:

/s/Authorized Signatory	/s/ Authorized Signatory
"LANDLORD"	"TENANT"

March 9, 2012	March 9, 2012
DATE	DATE

EXHIBIT "A" DESCRIPTION

The following described real property, together with all improvements thereon which has a street address as follows:

Two parcels totaling 20 Hectares:

Parcel A: 6.813 HA, adjacent to Route # 44, 2 kilometres north of Kampong Speu town, Kampong Speu Province, Kingdom of Cambodia;

 Parcel B: 12.775 HA, near Route # 127, 5 kilometres southeast of Kampong Speu town, south of Hwy #4; Kampong Speu Province, Kingdom of Cambodia